UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 5, 2008

MONUMENT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or Other Jurisdiction of	033-15528	84-1028449
of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 South Oneida Street, Suite 106, Denver, Colorado 80224
(Address of Principal Executive Offices, Including Zip Code)

(303) 692-9468
(Issuer’s Telephone Number, Including Area Code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 5, 2008, the Registrant entered into a Unit Purchase Agreement (“UPA”) and Registration Rights Agreement with MNB Energy, LLC (“MNB”) an unaffiliated party and with A.G. Foust (“Foust”), President of the Registrant.

Under the UPA, the Registrant sold to MNB 2,000,000 units consisting of 2,000,000 shares of the Registrant’s common stock and warrants to purchase 2,000,000 additional shares of common stock.  The Registrant also sold to Mr. Foust 400,000 shares of its common stock and warrants to purchase 400,000 additional shares.  MNB and Foust paid $0.25 per unit or a total of $600,000.

The warrants are exercisable at $0.40 per share at any time during the two year period ending March 4, 2010.  The warrants contain customary provisions for adjustment in the case of mergers, stock splits and other organic corporate changes.

The UPA provides for:  (i) rights of first refusal, first in favor of the Registrant and then the other purchaser should a purchaser wish to sell its/his shares of common stock and warrants; (ii) a preferential right for the purchasers to participate in future issuances of equity securities by the Registrant; and (iii) the right of MNB to appoint one person to the Registrant’s three person Board of Directors so long as it owns at least 20% of the Registrant’s common stock and to appoint two persons to a five person Board of Directors if MNB owns 40% or more of the Registrant’s common stock.

Under the Registration Rights Agreement, holders of 30% or more of the Registrant’s common stock owned on the date of the UPA, common stock sold under the UPA and shares of common stock underlying the warrants may require the Registrant to register such shares under the Securities Act of 1933.  There are no limits on the number of such registration statements provided that not more than one per year may be requested and then only if the aggregate offering price of the common stock is at least $250,000.  The holders of the registerable securities also have certain piggyback rights if the Registrant files a registration statement covering the sale of its own securities.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On March 5, 2008, the Registrant sold 2,400,000 units consisting of 2,400,000 shares of its common stock and warrants to purchase an additional 2,400,000 shares of common stock to two persons.  The purchase price of each unit was $0.25 resulting in gross proceeds realized by the Registrant of $600,000.  No underwriters were involved and no finders fees or commissions were paid to any person.

The units, the common stock and the warrants included therein were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 as transactions not involving a public offering.  The purchasers agreed to take the units, the common stock and the warrants included therein for investment and not with a view to distributing them, a legend to that effect was placed on the stock and warrant certificates and stop transfer instructions were given to the Registrant’s transfer agent.

The warrants are exercisable in whole or in part at any time on or before March 4, 2010 at an exercise price of $0.40 per share of common stock.

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

James J. Benner was elected to fill a vacancy on the Registrant’s Board of Directors on March 5, 2008.  Under the UPA described in Item 1.01 above, MNB has the right to designate one of the Registrant’s three board members so long as it owns 20% or more of the Registrant’s common stock and two of its five members if MNB owns more than 40%.  Mr. Benner is MNB’s designee under the UPA.  The Registrant has no committees of its Board of Directors at the present time.

Prior to Mr. Benner’s election, neither he nor MNB had any affiliation or relationship with the Registrant.  Mr. Benner is one of four members of MNB, a Colorado limited liability company that purchased units of common stock and warrants issued by the Registrant under the UPA on March 5, 2008 as more fully described in Item 1.01 above.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

               Exhibit No.                                           Description

10.1	Unit Purchase Agreement dated March 5, 2008 between Monument Resources, Inc. and MNB Energy, LLC and A.G. Foust

10.2	Registration Rights Agreement dated March 5, 2008 between Monument Resources, Inc. and MNB Energy, LLC and A.G. Foust

10.3	Warrant Agreement dated March 5, 2008 between Monument Resources, Inc. and MNB Energy, LLC

10.4	Warrant Agreement dated March 5, 2008 between Monument Resources, Inc. and A.G. Foust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONUMENT RESOURCES, INC.

Date:  March 6, 2008                                         By:  /s/ A.G. Foust
      A.G. Foust, President